Exhibit 99.1

TRANSMERIDIAN EXPLORATION INCORPORATED

SELLING SECURITYHOLDER QUESTIONNAIRE

Explanatory Note: As you are aware, Transmeridian Exploration Incorporated, a Delaware corporation (the “Company”), will soon file with the Securities and Exchange Commission (the “Commission”), pursuant to the Investor Rights Agreement, dated as of March 15, 2007 (the “Agreement”), by and between the Company and North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. (together, the “North Sound Entities”), a registration statement on Form S-3 (the “Shelf Registration Statement”) with respect to the resale or other disposition under Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of the Company’s common stock (the “Registrable Securities”) issuable upon exercise of the Common Stock Purchase Warrants issued pursuant to the Warrant Purchase Agreement, dated as of March 15, 2007, by and between the Company and the North Sound Entities.

To assist the Company with the registration process, please complete the questions below:

1.	Please provide the full legal name of the Selling Securityholder as it should appear in the Shelf Registration Statement:

2.	Please indicate below the number of Registrable Securities held by the Selling Securityholder as of the date hereof:

3.	Please indicate below the number of shares of the Company’s common stock beneficially owned by the Selling Securityholder as of the date hereof (not including the Registrable Securities):

4.	Please indicate below the nature of any position, office or other material relationship which the Selling Securityholder has had within the past three years with the Company or any of the Company’s affiliates:

5.	Is the Selling Securityholder a registered “broker-dealer” under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)? “Broker” and “dealer” are defined on Exhibit A attached hereto.

Yes  ☐    No  ☐

If “Yes”, did the Selling Securityholder receive the Registrable Securities as compensation for investment banking services provided to the Company?

Yes  ☐    No  ☐

If the Selling Securityholder is a Broker or Dealer and has checked the “No” box directly above, the Company may identify such Selling Securityholder as an underwriter in the Shelf Registration Statement and related Prospectus in accordance with the Commission’s rules and interpretations.

6.	Is the Selling Securityholder an “affiliate” of a registered broker-dealer as defined above? An “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. Securities Act, Rule 405, Rule 501(b), Rule 3b-18.

Yes  ☐    No  ☐

If “Yes”, did the Selling Securityholder both: (i) purchase the Registrable Securities in the ordinary course of business; and (ii) have no agreement or understanding, directly or indirectly, with any party to distribute the Registrable Securities, at the time of purchase of the Registrable Securities?

Yes  ☐    No  ☐

If the Selling Securityholder is an affiliate of a Broker or Dealer and has checked the “No” box directly above, the Company may identify such Selling Securityholder as an underwriter in the Shelf Registration Statement and related Prospectus in accordance with the Commission’s rules and interpretations.

7.	Please list in the space provided below the names of all natural persons (i.e., individuals), if any, who have beneficial ownership of the Registrable Securities. “Beneficial ownership” is defined on Exhibit A attached hereto.

By signing below, and in accordance with the Selling Securityholder’s obligation under the Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and the related Prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Securityholder Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated:

Printed Name of Selling Securityholder

Signature

Printed name of Signatory

Title of Signatory, if applicable

Please return the completed and executed Selling Securityholder Questionnaire to the following address, by facsimile or by e-mail:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street

44th Floor

Houston, Texas 77002

Attn: Amos J. Oelking, III

Tel: 713.220.8137

Fax: 713.236.0822

Email: aoelking@akingump.com

IF YOU FAIL TO RESPOND IN A TIMELY MANNER TO THIS QUESTIONNAIRE, THE SELLING SECURITYHOLDER MAY BE OMITTED FROM INCLUSION IN THE REGISTRATION STATEMENT AND RELATED PROSPECTUS.

EXHIBIT A

Exchange Act, Section 3(a)(4).

A. “Broker” means generally, any person engaged in the business of effecting transactions in securities for the account of others.

B. A bank shall not be considered to be a broker because the bank engages in any one or more of the following activities under the conditions described:

i.	Third party brokerage arrangements: The bank enters into a contractual or other written arrangement with a broker or dealer registered under this title under which the broker or dealer offers brokerage services on or off the premises of the bank if—

I.	such broker or dealer is clearly identified as the person performing the brokerage services;

II.	the broker or dealer performs brokerage services in an area that is clearly marked and, to the extent practicable, physically separate from the routine deposit-taking activities of the bank;

III.	any materials used by the bank to advertise or promote generally the availability of brokerage services under the arrangement clearly indicate that the brokerage services are being provided by the broker or dealer and not by the bank;

IV.	any materials used by the bank to advertise or promote generally the availability of brokerage services under the arrangement are in compliance with the Federal securities laws before distribution;

V.	bank employees (other than associated persons of a broker or dealer who are qualified pursuant to the rules of a self-regulatory organization) perform only clerical or ministerial functions in connection with brokerage transactions including scheduling appointments with the associated persons of a broker or dealer, except that bank employees may forward customer funds or securities and may describe in general terms the types of investment vehicles available from the bank and the broker or dealer under the arrangement;

VI.	bank employees do not receive incentive compensation for any brokerage transaction unless such employees are associated persons of a broker or dealer and are qualified pursuant to the rules of a self- regulatory organization, except that the bank employees may receive compensation for the referral of any customer if the compensation is a nominal one-time cash fee of a fixed dollar amount and the payment of the fee is not contingent on whether the referral results in a transaction;

VII.	such services are provided by the broker or dealer on a basis in which all customers that receive any services are fully disclosed to the broker or dealer;

VIII.	the bank does not carry a securities account of the customer except as permitted under clause (ii) or (viii) of this subparagraph; and

IX.	the bank, broker, or dealer informs each customer that the brokerage services are provided by the broker or dealer and not by the bank and that the securities are not deposits or other obligations of the bank, are not guaranteed by the bank, and are not insured by the Federal Deposit Insurance Corporation.

ii.	Trust activities: The bank effects transactions in a trustee capacity, or effects transactions in a fiduciary capacity in its trust department or other department that is regularly examined by bank examiners for compliance with fiduciary principles and standards, and—

I.	is chiefly compensated for such transactions, consistent with fiduciary principles and standards, on the basis of an administration or annual fee (payable on a monthly, quarterly, or other basis), a percentage of assets under management, or a flat or capped per order processing fee equal to not more than the cost incurred by the bank in connection with executing securities transactions for trustee and fiduciary customers, or any combination of such fees; and

II.	does not publicly solicit brokerage business, other than by advertising that it effects transactions in securities in conjunction with advertising its other trust activities.

iii.	Permissible securities transactions: The bank effects transactions in—

I.	commercial paper, bankers acceptances, or commercial bills;

II.	exempted securities;

III.	qualified Canadian government obligations as defined in section 24 of Title 12, in conformity with section 15C and the rules and regulations thereunder, or obligations of the North American Development Bank; or

IV.	any standardized, credit enhanced debt security issued by a foreign government pursuant to the March 1989 plan of then Secretary of the Treasury Brady, used by such foreign government to retire outstanding commercial bank loans.

iv.	Certain stock purchase plans

I.	Employee benefit plans: The bank effects transactions, as part of its transfer agency activities, in the securities of an issuer as part of any pension, retirement, profit- sharing, bonus, thrift, savings, incentive, or other similar benefit plan for the employees of that issuer or its affiliates (as defined in section 1841 of Title 12), if the bank does not solicit transactions or provide investment advice with respect to the purchase or sale of securities in connection with the plan.

II.	Dividend reinvestment plans: The bank effects transactions, as part of its transfer agency activities, in the securities of an issuer as part of that issuer’s dividend reinvestment plan, if—

(aa) the bank does not solicit transactions or provide investment advice with respect to the purchase or sale of securities in connection with the plan; and

(bb) the bank does not net shareholders’ buy and sell orders, other than for programs for odd-lot holders or plans registered with the Commission.

III.	Issuer plans: The bank effects transactions, as part of its transfer agency activities, in the securities of an issuer as part of a plan or program for the purchase or sale of that issuer’s shares, if—

(aa) the bank does not solicit transactions or provide investment advice with respect to the purchase or sale of securities in connection with the plan or program; and (bb) the bank does not net shareholders’ buy and sell orders, other than for programs for odd-lot holders or plans registered with the Commission.

IV.	Permissible delivery of materials: The exception to being considered a broker for a bank engaged in activities described in subclauses (I), (II), and (III) will not be affected by delivery of written or electronic plan materials by a bank to employees of the issuer, shareholders of the issuer, or members of affinity groups of the issuer, so long as such materials are—

(aa) comparable in scope or nature to that permitted by the Commission as of November 12, 1999; or

(bb) otherwise permitted by the Commission.

v.	Sweep accounts: The bank effects transactions as part of a program for the investment or reinvestment of deposit funds into any no-load, open-end management investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund.

vi.	Affiliate transactions: The bank effects transactions for the account of any affiliate of the bank (as defined in section 1841 of Title 12) other than—

I.	a registered broker or dealer; or

II.	an affiliate that is engaged in merchant banking, as described in section 1843(k)(4)(H) of Title 12.

vii.	Private securities offerings: The bank—

I.	effects sales as part of a primary offering of securities not involving a public offering, pursuant to section 3(b), 4(2), or 4(6) of the Securities Act of 1933 or the rules and regulations issued thereunder;

II.	at any time after the date that is 1 year after November 12, 1999, is not affiliated with a broker or dealer that has been registered for more than 1 year in accordance with this title, and engages in dealing, market making, or underwriting activities, other than with respect to exempted securities; and

III.	if the bank is not affiliated with a broker or dealer, does not effect any primary offering described in subclause (I) the aggregate amount of which exceeds 25 percent of the capital of the bank, except that the limitation of this subclause shall not apply with respect to any sale of government securities or municipal securities.

viii.	Safekeeping and custody activities

I.	In general: The bank, as part of customary banking activities—

(aa) provides safekeeping or custody services with respect to securities, including the exercise of warrants and other rights on behalf of customers;

(bb) facilitates the transfer of funds or securities, as a custodian or a clearing agency, in connection with the clearance and settlement of its customers’ transactions in securities;

(cc) effects securities lending or borrowing transactions with or on behalf of customers as part of services provided to customers pursuant to division (aa) or (bb) or invests cash collateral pledged in connection with such transactions;

(dd) holds securities pledged by a customer to another person or securities subject to purchase or resale agreements involving a customer, or facilitates the pledging or transfer of such securities by book entry or as otherwise provided under applicable law, if the bank maintains records separately identifying the securities and the customer; or

(ee) serves as a custodian or provider of other related administrative services to any individual retirement account, pension, retirement, profit sharing, bonus, thrift savings, incentive, or other similar benefit plan.

II.	Exception for carrying broker activities: The exception to being considered a broker for a bank engaged in activities described in subclause (I) shall not apply if the bank, in connection with such activities, acts in the United States as a carrying broker (as such term, and different formulations thereof, are used in section 15(c)(3) and the rules and regulations thereunder) for any broker or dealer, unless such carrying broker activities are engaged in with respect to government securities (as defined in paragraph (42)).

ix.	Identified banking products: The bank effects transactions in identified banking products as defined in section 206 of the Gramm-Leach-Bliley Act [15 U.S.C.A. § 78c note].

x.	Municipal securities: The bank effects transactions in municipal securities.

xi.	De minimis exception: The bank effects, other than in transactions referred to in clauses (i) through (x), not more than 500 transactions in securities in any calendar year, and such transactions are not effected by an employee of the bank who is also an employee of a broker or dealer.

C. Execution by broker or dealer: The exception to being considered a broker for a bank engaged in activities described in clauses (ii), (iv), and (viii) of subparagraph (B) shall not apply if the activities described in such provisions result in the trade in the United States of any security that is a publicly traded security in the United States, unless—

i.	the bank directs such trade to a registered broker or dealer for execution;

ii.	the trade is a cross trade or other substantially similar trade of a security that—

I.	is made by the bank or between the bank and an affiliated fiduciary; and

II.	is not in contravention of fiduciary principles established under applicable Federal or State law; or

iii.	the trade is conducted in some other manner permitted under rules, regulations, or orders as the Commission may prescribe or issue.

D. Fiduciary capacity: For purposes of subparagraph (B)(ii), the term “fiduciary capacity” means —

i.	in the capacity as trustee, executor, administrator, registrar of stocks and bonds, transfer agent, guardian, assignee, receiver, or custodian under a uniform gift to minor act, or as an investment adviser if the bank receives a fee for its investment advice;

ii.	in any capacity in which the bank possesses investment discretion on behalf of another; or

iii.	in any other similar capacity.

E. Exception for entities subject to section 15(e): The term “broker” does not include a bank that—

i.	was, on the day before November 12, 1999, subject to section 15(e); and

ii.	is subject to such restrictions and requirements as the Commission considers appropriate.

Exchange Act, Section 3(a)(5).

A. “Dealer” means generally, any person engaged in the business of buying and selling securities for such person’s own account through a broker or otherwise.

B. Exception for person not engaged in the business of dealing: The term “dealer” does not include a person that buys or sells securities for such person’s own account, either individually or in a fiduciary capacity, but not as a part of a regular business.

C. Exception for certain bank activities: A bank shall not be considered to be a dealer because the bank engages in any of the following activities under the conditions described:

i.	Permissible securities transactions: The bank buys or sells—

I.	commercial paper, bankers acceptances, or commercial bills;

II.	exempted securities;

III.	qualified Canadian government obligations as defined in section 24 of Title 12, in conformity with section 15C and the rules and regulations thereunder, or obligations of the North American Development Bank; or

IV.	any standardized, credit enhanced debt security issued by a foreign government pursuant to the March 1989 plan of then Secretary of the Treasury Brady, used by such foreign government to retire outstanding commercial bank loans.

ii.	Investment, trustee, and fiduciary transactions: The bank buys or sells securities for investment purposes—

I.	for the bank; or

II.	for accounts for which the bank acts as a trustee or fiduciary.

iii.	Asset-backed transactions: The bank engages in the issuance or sale to qualified investors, through a grantor trust or other separate entity, of securities backed by or representing an interest in notes, drafts, acceptances, loans, leases, receivables, other obligations (other than securities of which the bank is not the issuer), or pools of any such obligations predominantly originated by—

I.	the bank;

II.	an affiliate of any such bank other than a broker or dealer; or

III.	a syndicate of banks of which the bank is a member, if the obligations or pool of obligations consists of mortgage obligations or consumer related receivables.

iv.	Identified banking products: The bank buys or sells identified banking products, as defined in section 206 of the Gramm-Leach-Bliley Act [15 U.S.C.A. § 78c note].

“Beneficial Ownership” Securities are “beneficially owned” by an individual if such individual, directly or indirectly, through any contract, arrangement, understanding, relationship or other means, has or shares with others either (or both):

•	Voting power, that is, the power to vote, or to direct the vote, of the securities; and/or

•	Investment power, that is, the power to dispose, or to direct the disposition, of the securities.

Securities beneficially owned need not be registered in an individual’s name. For example, an individual would ordinarily be considered the beneficial owner of securities:

•	held in the name of family members, if such individual has the power to re-vest title in himself or herself or to dispose or direct the voting of the securities;

•	held for such individual in the names of nominees, such as brokers, or in “street name”;

•	held by a partnership of which such individual is a partner;

•	held by a corporation controlled by such individual; or

•	held by a trust of which such individual is a trustee.

On the other hand, securities would not be beneficially owned by an individual if such individual only has the right to receive dividends on, or the sale proceeds of, such securities, and does not have or share the power to vote or divest them. For example, a beneficiary of the income from securities held in a trust managed by independent trustees would not ordinarily be the beneficial owner of such securities.

An individual would also be considered the beneficial owner of securities on any date if he or she has the right to acquire beneficial ownership, as defined above, within 60 days of that date, including pursuant to the exercise of an option, warrant, or other right, through conversion of a security, or pursuant to the power to revoke a trust, discretionary account, or similar arrangement.